Exhibit 99.2

Atlantic Coast Financial Corporation Announces Settlement of Litigation Related to the Company's Pending Merger with Bond Street Holdings

Company Also Announces That Proxy Advisory Firm ISS Has Recommended That Stockholders Approve the Pending Merger

JACKSONVILLE, Fla.--(BUSINESS WIRE)--June 5, 2013--Atlantic Coast Financial Corporation (the "Company" or "Atlantic Coast Financial")(NASDAQ symbol: ACFC), the holding company for Atlantic Coast Bank (the "Bank"), today announced that the Company and the Bank have signed a Memorandum of Understanding ("MOU") to settle certain class action litigation related to Atlantic Coast Financial's pending merger with Bond Street Holdings, Inc. ("Bond Street"). As part of the MOU, the Company has agreed to make available additional information to Atlantic Coast Financial stockholders. The Company and other defendants continue to deny any wrongdoing in this matter and have entered into this settlement merely to eliminate the time, expense and uncertainties inherent in further litigation.

The previously announced merger between the Company and Bond Street dated February 25, 2013, and as amended on April 23, 2013, provides for a cash payment of $5.00 per share for each share owned by stockholders. The merger has been approved by the Federal Reserve Bank of Atlanta, but remains subject to additional regulatory approvals, the approval of stockholders of the Company at a special meeting called for that purpose on June 11, 2013, and other customary closing conditions. Upon completion of the transaction, which is expected to occur by the end of June 2013 pending the aforementioned conditions, Atlantic Coast Bank will merge into Bond Street's banking subsidiary, Florida Community Bank, N.A., a community-oriented bank holding company with $3.2 billion in total assets that operates 41 community banking branches along both Florida coasts and in the Orlando area.

Separately, the Company noted that proxy advisory firm Institutional Shareholder Services ("ISS") recently recommended that the Company's stockholders vote for the pending merger with Bond Street. In its report, ISS noted the Board's extensive evaluation of strategic alternatives, that the merger consideration of $5.00 per share represented a significant one-day and 60-day premium over the closing share price on the last trading day prior to the merger announcement, and that the offer price is well above the valuation range derived by the Company's financial advisor. ISS also noted that failure to complete the merger with Bond Street could expose the Company to additional regulatory restrictions and/or corrective actions.

About the Company

Atlantic Coast Financial Corporation is the holding company for Atlantic Coast Bank, a federally chartered and insured stock savings bank. It is a community-oriented financial institution serving northeastern Florida and southeastern Georgia markets through 12 locations, with a focus on the Jacksonville metropolitan area. Investors may obtain additional information about Atlantic Coast Financial Corporation on the Internet at www.AtlanticCoastBank.net, under Investor Information.

Forward-looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as "will," "expected," "believe," and "prospects," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, market disruptions and other effects of terrorist activities, and the possibility that the aforementioned merger with Bond Street does not close when expected or at all because required regulatory, stockholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all. The Company undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

Additional Information

This communication is being made with respect to a proposed business combination transaction involving Atlantic Coast Financial Corporation and Bond Street Holdings, Inc. In connection with the proposed transaction, Atlantic Coast Financial Corporation has filed with the Securities and Exchange Commission (the "SEC") a definitive proxy statement that was distributed to the stockholders of the Company in connection with their vote on the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION REGARDING THE PROPOSED TRANSACTION, STOCKHOLDERS OF ATLANTIC COAST FINANCIAL CORPORATION ARE URGED TO READ ALL FILINGS MADE BY THE COMPANY IN CONNECTION WITH THE TRANSACTION, INCLUDING THE PROXY STATEMENT AND THE SUPPLEMENT TO THE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement was mailed to stockholders of Atlantic Coast Financial Corporation. Stockholders may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (www.sec.gov) and by accessing Atlantic Coast Financial Corporation's website (www.atlanticcoastbank.net) under the heading "Investor Relations" and then under the link "SEC Filings." These documents may also be obtained free of charge from Atlantic Coast Financial Corporation by requesting them in writing to Atlantic Coast Financial Corporation, 10151 Deerwood Park Blvd., Building 200, Suite 100, Jacksonville, Florida 32256; Attention: Thomas B. Wagers, Sr., Chief Financial Officer, or by telephone at (904) 565-8570.

Atlantic Coast Financial Corporation and its directors and executive officers may be deemed participants in the solicitation of proxies from Atlantic Coast Financial Corporation's stockholders in connection with this transaction. Information about the directors and executive officers of Atlantic Coast Financial Corporation and information about other persons who may be deemed participants in this transaction are included in the proxy statement. You can find information about Atlantic Coast Financial Corporation's executive officers and directors in Atlantic Coast Financial Corporation's definitive proxy statement filed with the SEC on May 13, 2013, and in the Company's Annual Report on Form 10-K filed with the SEC on April 1, 2013, copies of which are available at the SEC's website or from Atlantic Coast Financial Corporation as described above.

CONTACT:
Atlantic Coast Financial Corporation
Thomas B. Wagers, Sr., 904-565-8570
Chief Financial Officer